UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 5, 2017

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

                   N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 5, 2017, FBEC Worldwide, Inc. (the “Company”) has replaced its previous co-packer & entered into a new co-packer agreement with NVE Pharmaceuticals (“NVE”), the manufacturer of Stacker 2. NVE replaces the prior co-packer, thereby providing FBEC with more capacity at a lower price. NVE will product the company’s proprietary 2oz custom energy shots using NVE’s custom ingredients and the Company’s hemp juice powder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2017

FBEC Worldwide, Inc.

/s/ Jeffrey Greene

By: Jeffrey Greene

Title: Chief Executive Officer